EXHIBIT 10.2

Procera Networks, Inc.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of the ___ day of April 2009 (the “Effective Date”) by and among Procera Networks, Inc., a Nevada corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).
RECITAL

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company in one or more disbursements up to an aggregate amount of three million dollars ($3,000,000), subject to the conditions specified herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loan(s)

1.1    The Loan(s).  Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) the amount set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto (each, a “Loan Amount” and collectively the “Total Loan Amount” or “Loan”) against the issuance and delivery by the Company of a promissory note or notes for such amount(s), in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”).

2.	The Closing(s)

2.1    Closing Date(s).  The closing of the sale and purchase of the Notes (the “Closing”) shall be held on the Effective Date, or at such other time(s) as the Company and a majority in interest of the Purchasers shall agree (the “Closing Date”).  At any time on or before the third day following the Closing, the Company may sell up to the balance of the authorized Notes not sold at Closing.

2.2    Delivery.  At the Closing (i) each Purchaser shall deliver to the Company a cashier’s check or shall wire transfer funds in the amount of such Purchaser’s portion of the Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount.

3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to each Purchaser as follows:

3.1    Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2    Corporate Power.  The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement, to issue each Note, (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Note.  The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3    Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes has been taken.  This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.4    Compliance with Laws.  To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.5    Compliance with Other Instruments.  The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement, the Notes, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.6        Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.	Representations and Warranties of the Purchasers

4.1    Purchase for Own Account.  Each Purchaser represents that it is acquiring the Notes solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2    Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and that Purchaser considers necessary or appropriate for deciding whether to acquire the Notes, (ii) represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser (iii) further represents that Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment, and (iv) acknowledges receipt of that certain draft Confidential Private Placement Memorandum dated April 9, 2009.

4.3    Accredited Investor Status.  Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.4    Further Assurances.  Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with foreign, state or federal securities laws or other regulatory approvals.

5.	Miscellaneous

5.1    Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2    Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

5.3    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4    Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5    Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at 100-C Cooper Court, Los Gatos, CA 95032, Attn: James Brear, CEO with a copy to:  Mike Tenta, Cooley Godward Kronish LLP, 3175 Hanover Street, Palo Alto, CA  94304-1130, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto. Notwithstanding the foregoing, notices to Purchaser may be made by electronic mail, and are deemed delivered upon Company’s transmission thereof.

5.6    Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers purchasing at least a majority of the Total Loan Amount.  Any provision of the Notes may be amended or waived by the written consent of the Company and the holders of a majority of the outstanding principal amount of the Notes.

5.7    Expenses.  The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

5.8    Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

5.9    Entire Agreement.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties, and supersedes all prior agreements and other communications between the parties, oral and written, with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Company:
Procera Networks, Inc.

By:
James Brear, CEO

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchaser:

[name]

Principal Loan Amount: $ [x]
Address:

email address: [email]

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Exhibit A:  Form of Promissory Note
SCHEDULE OF PURCHASERS

Name and Address	Date of Note	Loan Amount

Exhibit A

CONVERTIBLE PROMISSORY NOTE

$	April __, 2009
Los Gatos, California

For Value Received, Procera Networks, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of __________________________________, an individual (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of ________________________________________ ($______________) (the “Loan”) together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.  This note (the “Note”) is issued as part of a series of similar notes to be issued pursuant to the terms of that certain Note Purchase Agreement, dated as of April __, 2009 (the “NPA”).

1.   Principal Repayment.  Unless sooner paid or converted in accordance with the terms hereof, the outstanding principal amount of the Loan and all unpaid accrued interest shall be due and payable on April 30, 2010 (the “Maturity Date”).   The Company shall have the right to prepay any and all amounts owed under this Note in whole or in part at any time without notice.

2.   Interest Rate.  Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of ten percent (10.0%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.  Interest shall be due and payable quarterly within 10 working days of the end of each calendar quarter, and shall be calculated on the simple interest basis of a 365-day year for the actual number of days elapsed.

3.   Place of Payment.  All amounts payable hereunder shall be payable at the office of Lender unless another place of payment shall be specified in writing by Lender.

4.   Application of Payments.  Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5.   Conversion or Repayment Upon Maturity.  In the event that any indebtedness under this Note remains outstanding on the Maturity Date, then all outstanding indebtedness under this Note shall, at the option of Company, either (a) become immediately due and payable on such date, or (b) convert on such date into shares of the Company’s common stock at a conversion price equal to the lower of (i) $.40 or (ii) the average of the closing stock prices for the five business days immediately prior to the Maturity Date  (provided, however, that the Company has a sufficient number of authorized shares of common stock to allow such conversion at such time, and that Investor is an accredited investor at the time of such conversion as such term is defined in Rule 501 under the Securities Act of 1933, as amended).

6.   Conversion Upon Financing.

6.1      Conversion into Financing Securities.  In the event that the Company, at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note, shall issue and sell shares of the Company’s common stock (the “Financing Securities”) to investors (the “Investors”) and/or issue notes issued pursuant to the NPA for aggregate proceeds to the Company (including the principal amount represented by this Note) of not less than $2,750,000 (a “Financing”), then provided that the Company receives gross proceeds of at least $1,000,000 from the sale of Financing Securities (not including the conversion of notes issued pursuant to the NPA), then the outstanding principal amount and unpaid accrued interest of this Note shall be automatically converted, at the closing and on the same terms and conditions of the Financing, into shares of the Financing Securities at a per-share conversion price equal to the lower of $0.40 or the price at which the Financing Securities were sold to the Investors.

6.2      Ancillary Agreements.  In connection with such automatic conversion, Lender agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by Lender, including without limitation, a stock purchase agreement, thereby agreeing to be bound by all obligations and receive all rights thereunder.  If the Company is unable to obtain Lender’s signature on any such document within three (3) business days of delivery thereof to Lender, whether due to any cause, then by the acceptance of this Note Lender hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Lender’s agent and attorney-in-fact, to act for and on its behalf and stead, to execute and deliver any such document with the same force and effect as if executed and delivered by Lender.

7.   Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)  Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)  Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c)  An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

8.   Waiver.  Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

9.   Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

Procera Networks, Inc.

By:

James Brear, CEO

Agreed as to form:

By:
Signature

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